                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                               AMENDMENT NO. 2

                                CURRENT REPORT

                     PURSUANT TO SECTIONS 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 6, 1994

                        COMMISSION FILE NUMBER 0-11851

                       CHAMPION HEALTHCARE CORPORATION
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

          Delaware                      0-11851                 59-2283872
--------------------------------------------------------------------------------
(State or other jurisdiction of      (Commission             (I.R.S. Employer
 incorporation or organization)      File Number)         Identification Number)

14340 Torrey Chase, Suite 320, Houston, Texas                     77014
--------------------------------------------------------------------------------
  (Address of principal executive offices)                       Zip Code

                                (713) 583-5491
--------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)

This Form 8K/A Amendment No. 2 updates the Registrant's report on Form 8-K dated December 6, 1994, reporting the approval of the merger transaction described in the Registrant's proxy statement dated November 11, 1994, by the Registrant's shareholders.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements (attached following the signature page):

         Certain financial information of the Registrant and its subsidiaries as of the dates and for the periods listed below has been previously reported in the Registrant's Proxy Statement dated November 11, 1994. Additionally, certain financial information for AmeriHealth, Inc. has been previously reported in its Form 10-Q for the nine months ended September 30, 1994. Certain financial information of the Registrant and its subsidiaries as of the dates and for the periods listed below has been previously reported in the Registrant's Form 8-K/A (Amendment No. 1) amending Form 8-K dated December 6, 1994. Accordingly, such information is not being included in reliance on General Instructions B.3 to Form 8-K because it has been previously reported.

         AMERIHEALTH, INC.

         Condensed Consolidated Statement of Operations for the eleven months ended November 30, 1994 (Unaudited)(1)
         Condensed Consolidated Statement of Cash Flows for the eleven months ended November 30, 1994 (Unaudited) (1)
         Notes to Condensed Consolidated Financial Statements (Unaudited) (1)

         Condensed Consolidated Statement of Financial Position as of September
                  30, 1994 (Unaudited) (4)
         Condensed Consolidated Statement of Operations for the quarter and nine months ended September 30, 1994 and 1993 (Unaudited) (4) Condensed Consolidated Statement of Cash Flows for the nine months ended September 30, 1994 and 1993 (Unaudited) (4)
         Notes to Condensed Consolidated Financial Statements (Unaudited) (4)

         Consolidated Statement of Financial Position as of December 31, 1993
                  and 1992(3)
         Consolidated Statement of Operations for the years ended December 31,
                  1993, 1992 and 1991(3)
         Consolidated Statement of Shareholders' Equity for the years ended
                  December 31, 1993, 1992 and 1991(3)
         Consolidated Statement of Cash Flows for the years ended December 31,
                  1993, 1992 and 1991(3)
         Notes to Consolidated Financial Statements(3)

         CHAMPION HEALTHCARE CORPORATION

         Condensed Consolidated Balance Sheet at September 30, 1994
                  (Unaudited)(2)
         Condensed Consolidated Statement of Operations for the nine months ended September 30, 1994 and 1993(Unaudited) (2)
         Condensed Consolidated Statement of Cash Flows for the nine months ended September 30, 1994 and 1993(Unaudited)(2)
         Notes to Condensed Consolidated Financial Statements(Unaudited)(2)

         Consolidated Balance Sheets at December 31, 1993 and 1992(3) Consolidated Statement of Operations for the years ended December 31,
                  1993, 1992 and 1991(3)
         Consolidated Statement of Shareholders' Equity for the years ended December 31, 1993, 1992 and 1991(3)
         Consolidated Statement of Cash Flows for the years ended December 31,
                  1993, 1992 and 1991(3)
         Notes to Consolidated Financial Statements(3)

         PSYCHIATRIC HEALTHCARE CORPORATION

         Condensed Consolidated Balance Sheet as of September 30, 1994
                  (Unaudited)(2)
         Condensed Consolidated Statement of Operations for the nine months ended September 30, 1994 and 1993(Unaudited) (2)
         Condensed Consolidated Statement of Cash Flows for the nine months ended September 30, 1994 and 1993(Unaudited)(2)
         Notes to Condensed Consolidated Financial Statements(Unaudited)(2)

         Consolidated Balance Sheets as of December 31, 1993, 1992 and 1991(3) Consolidated Statement of Operations for the years ended December 31,
                  1993, 1992 and 1991(3)
         Consolidated Statement of Shareholders' Equity for the years ended
                  December 31, 1993, 1992 and 1991(3)
         Consolidated Statement of Cash Flows for the years ended December 31,
                  1993, 1992 and 1991(3)
         Notes to Consolidated Financial Statements(3)

         GULF COAST HOSPITAL(3)

         Balance Sheets as of December 31, 1991 and 1990
         Statement of Operations for the years ended December 31, 1991 and 1990 Statement of Accumulated Deficit for the years ended December 31, 1991 and 1990
         Statement of Cash Flows for the years ended December 31, 1991 and 1990 Notes to Financial Statements

         Condensed Balance Sheet as of August 31, 1992(Unaudited)
         Condensed Statement of Operations for the eight months ended August 31,
                  1992(Unaudited)
         Condensed Statement of Cash Flows for the eight months ended August 31,
                  1992(Unaudited)
         Notes to Condensed Financial Statements(Unaudited)

         MIDLAND PHYSICIANS & SURGEONS HOSPITAL, INC. AND SUBSIDIARY(3)

         Balance Sheet as of April 30, 1993, June 30, 1992 and 1991
         Statement of Operations for the ten months ended April 30, 1993 and the years ended June 30, 1993 and 1991
         Statementof Stockholders' Equity for the ten months ended April 30,
                  1993 and the years ended June 30, 1992 and 1991
         Statementof Cash Flows for the ten months ended April 30, 1993 and the years ended June 30, 1992 and 1991
         Notes to Financial Statements

         ST. ANSGAR HOSPITAL (PREDECESSOR TO HEARTLAND MEDICAL CENTER) (3)

         Consolidated Balance Sheet as of August 31, 1992
         Consolidated Statement of Revenue and Expenses and Changes in Fund
                  Balance (Deficiency in Assets) for the eleven months ended August 31, 1992
         Consolidated Statement of Cash Flows for the eleven months ended August
                  31, 1992
         Notes to Consolidated Financial Statements
                 -
         Consolidated Balance Sheets as of September 30, 1991 and 1990 Consolidated Statements of Revenue and Expenses and Changes in Fund
                  Balance for the years ended September 30, 1991 and 1990 Consolidated Statements of Cash Flows for the years ended September 30,
                  1991 and 1990 Notes to Consolidated Financial Statements

         (1)      Included in this Form 8-K/A, Amendment No. 2
         (2)      Previously reported in this Form 8-K/A, Amendment No. 1
         (3)      Previously reported in Proxy Statement dated November 11, 1994
         (4) Previously reported in AmeriHealth, Inc.'s Form 10-Q for the nine months ended September 30, 1994

(b)      Pro Forma Financial Information:

         Champion Combined Company and Dakota Hospital

                  Pro Forma Combining Income Statement
                  For the Nine Months Ended September 30, 1994

                  Pro Forma Combining Income Statement
                  For the Year Ended December 31, 1993

                  Pro Forma Combining Balance Sheet
                  September 30, 1994

                  Notes to Pro Forma Combining Financial Statements

         Champion Combined Group and AmeriHealth, Inc. (Combined Company)

                  Pro Forma Combining Income Statement
                  For the Nine Months Ended September 30, 1994

                  Pro Forma Combining Income Statement
                  For the Year Ended December 31, 1993

                  Pro Forma Combining Balance Sheet
                  September 30, 1994

                  Notes to Pro Forma Combining Financial Statements

         Champion Combined Group

                  Champion Healthcare Corporation and Psychiatric Healthcare
                    Corporation
                  Pro Forma Combining Income Statement
                  For the Nine Months Ended September 30, 1994

         Champion Healthcare Corporation, Midland Physicians and Surgeons
                  Hospital, Inc. and Psychiatric Healthcare Corporation

                  Pro Forma Combining Income Statement
                  For the Year Ended December 31, 1993

         Champion Healthcare Corporation and Psychiatric Healthcare Corporation

                  Pro Forma Combining Balance Sheet, September 30, 1994 Notes to Pro Forma Combining Financial Statements

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 4, 1995                    Champion Healthcare Corporation
                                         (Registrant)





                                         By: /s/ James G. VanDevender
                                                 -----------------------------
                                                 James G. VanDevender

                                                 Executive Vice President
                                                 and Chief Financial Officer
                                                 (Principal Financial Officer)

                                AMERIHEALTH, INC.

                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  FOR THE ELEVEN MONTHS ENDED NOVEMBER 30, 1994

                                      INDEX

                                AMERIHEALTH, INC.

                                                                                                            Page
                                                                                                          Number
                                                                                                          ------
         FINANCIAL INFORMATION

                  Condensed consolidated statement of operations for the eleven months
                      ended November 30, 1994 (unaudited)                                                    3

                  Condensed consolidated statement of cash flows for the eleven months ended
                      November 30, 1994  (unaudited)                                                         4


                  Notes to condensed consolidated financial statements (unaudited)                           5

AMERIHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                    Eleven Months
                                                       Ended
                                                  November 30, 1994
                                                  -----------------
Net patient service revenue                           $ 35,811
Other income                                             1,142
                                                      --------

         Net revenue                                    36,953

Operating expenses:
  Salaries and wages                                    16,558
  Other operating and administrative                    16,471
  Provision for doubtful accounts                        4,163
  Interest expense                                       1,666
  Depreciation and amortization                          1,909
                                                      --------

         Total operating expenses                       40,767
                                                      --------
         Operating loss                                 (3,814)

Minority Interest                                           21
                                                      --------
         Loss before income taxes                       (3,793)

    Benefit for income taxes                               948
                                                      --------
         Net loss                                     $ (2,845)
                                                      ========
Net loss                                              $ (2,845)
Series B Preferred Stock dividend requirements              (4)
                                                      --------
         Net loss applicable to common stock          $ (2,849)
                                                      ========
Loss per share:
  Primary                                             $   (.20)
                                                      ========
  Fully Diluted                                       $     --
                                                      ========

  See notes to condensed consolidated financial statements.

AMERIHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
(DOLLARS IN THOUSANDS)


                                                   Eleven Months
                                                       Ended
                                                  November 30, 1994
                                                  -----------------
Operating activities:
  Net loss                                             $(2,845)
  Depreciation and amortization                          1,909
  Provision for doubtful accounts                        4,163
  Increase in current assets                              (665)
  Decrease in liabilities                                 (530)
                                                       -------
       Net cash provided by operating activities         2,032
                                                       -------
Investing activities:
  Additions to property and equipment                     (835)
  Other                                                   (201)

       Net cash used in investing activities            (1,036)
                                                       -------

Financing activities:
  Payments on debt and capital lease obligations        (1,233)
                                                       -------
      Net cash used in financing activities             (1,233)
                                                       -------
      Decrease in cash and cash equivalents               (237)

Cash and cash equivalents at beginning of period         3,493
                                                       -------

Cash and cash equivalents at end of period             $ 3,256
                                                       =======



See notes to condensed consolidated financial statements.

        AMERIHEALTH, INC.
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

        NOTE 1 -- BASIS OF PRESENTATION

        The accompanying unaudited condensed consolidated financial statements of AmeriHealth, Inc. and its subsidiaries ("AmeriHealth") have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with Rule 3-02 of Regulation S-X. Accordingly, these financial statements do not include all of the information and disclosures required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the results for the periods presented have been reflected.

        These financial statements should be read in conjunction with the audited consolidated financial statements of AmeriHealth for the year ended December 31, 1993, included in AmeriHealth's definitive Proxy Statement, dated November 11, 1994, and in conjunction with the Annual Report of AmeriHealth's successor, Champion Healthcare Corporation ("Champion"), included on Form 10-K, as amended, for the year ended December 31, 1994.

        AmeriHealth merged with Champion on December 6, 1994. The transaction was accounted for as a reverse acquisition with AmeriHealth as the surviving entity and Champion as the accounting acquiror. Concurrent with the merger, the name of the combined company was changed to Champion Healthcare Corporation, and the combined company adopted Champion's certificate of incorporation provisions (See "Note 4 -- Subsequent Event").

        Net patient service revenues are presented based on established billing rates less allowances and discounts for patients covered by Medicare, Medicaid and other contractual programs. Payments received under these programs are generally less than the established billing rates of AmeriHealth's hospitals, and the differences are recorded as contractual allowances or discounts. Such allowances have been deducted from accounts receivable pending final audit and settlement. Provisions for contractual allowances and discounts for the eleven months ended November 30, 1994 were $25,578,000.

        In the ordinary course of business, AmeriHealth rendered services (charity care) in its facilities to patients who are financially unable to pay for hospital care. The value of these services was not material to AmeriHealth's Condensed Consolidated Statement of Operations.

        NOTE 2 -- SIGNIFICANT ADJUSTMENTS

        The results for the eleven months ended November 30, 1994, included approximately $2,603,000 in merger related expenses, which consisted of approximately $688,000 in severance costs for certain officers and key employees, $663,000 in various professional fees, and an additional $1,252,000 in provision for doubtful accounts (See "Note 4 -- Subsequent Event").

        NOTE 3 -- LOSS PER SHARE

        Primary loss per share is computed by dividing loss attributable to common shareholders (net loss less preferred stock dividend requirements) by the weighted average number of common shares outstanding during the eleven months ended November 30, 1994. Common equivalent shares (consisting of officer and key employee stock options) were antidilutive and therefore excluded from the calculation of primary loss per share. Fully diluted per share information was not presented for the eleven months ended November 30, 1994 due to the antidilutive effect of such calculation.

        For the eleven months ended November 30, 1994, 97,000 shares of Series B Preferred Stock were converted into 4,850,000 shares of AmeriHealth's Common Stock. If these conversions had occurred on January 1, 1994, primary and fully diluted loss per share would have been $0.16 for the eleven months ended November 30, 1994.

        AMERIHEALTH, INC.
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) -- CONTINUED

        NOTE 3 -- LOSS PER SHARE -- CONTINUED

        The weighted average number of shares used in computing primary income per share for the eleven months ended November 30, 1994 was 14,448,505.

        NOTE  4 -- SUBSEQUENT EVENT

        Merger

        On December 6, 1994, AmeriHealth merged with Champion Healthcare Corporation, a Texas corporation, with AmeriHealth being the surviving corporation resulting from the merger (the "Combined Company"). The merger was accounted for as a recapitalization of Champion with Champion as the acquiror (a reverse acquisition). Concurrent with the merger, the name of the Combined Company was changed to Champion Healthcare Corporation, and the Combined Company adopted Champion's certificate of incorporation provisions.

        Pursuant to the merger, the Combined Company: (a) paid a cash distribution of $0.085 cents per share to all common stockholders of AmeriHealth, (b) issued one share of its Combined Company common stock for each 5.70358 shares of the approximately 17.2 million outstanding shares of AmeriHealth's Common Stock (plus cash in lieu for fractional shares); (c) one share of Combined Company common stock for each of the approximately 1.2 million then outstanding shares of Champion common stock; and (d) one share of newly authorized Combined Company preferred stock for each of the then outstanding shares of Champion's preferred stock. The terms of the new voting shares of Combined Company preferred stock are identical to those of Champion's preferred stock outstanding prior to the merger. In addition, holders of the outstanding shares of AmeriHealth's $2.125 Increasing Rate Cumulative Convertible Preferred Stock were canceled in exchange for cash equal to the redemption price of such shares plus all unpaid dividends, which totaled approximately $47,000. The net purchase price, including the assumption of approximately $17,700,000 in debt, was approximately $38,300,000. The transaction was subject to the approval by stockholders of each company, which was obtained on December 6, 1994.

                   PRO FORMA COMBINED SELECTED FINANCIAL DATA

                  Champion Combined Company and Dakota Hospital
                    Pro Forma Combining Financial Statements

         The following Pro Forma Combining Balance Sheet as of September 30, 1994 and Pro Forma Combining Income Statements for the nine months ended September 30, 1994 and for the year ended December 31, 1993, illustrate the effect of the formation of the partnership (the "Partnership") between the wholly owned subsidiary of Champion Healthcare Corporation, a Delaware Corporation, (the "Company") that owned Heartland Medical Center ("HMC"), a 139 bed general acute care hospital in Fargo, North Dakota and Dakota Hospital ("Dakota"), a North Dakota not-for-profit corporation that owned Dakota Hospital, a 199 bed general acute care hospital in Fargo, North Dakota. The partnership is operated as Dakota Heartland Health System ("DHHS"). The Pro Forma Combining Balance Sheet assumes that the Partnership was formed on September 30, 1994 and the Pro Forma Combining Income Statements assume the Partnership was formed on January 1, 1993.

         In connection with the formation of the Partnership, the Company and Dakota contributed their respective hospitals both debt and lien free (except capitalized leases), and the Company contributed an additional $20,000,000 in cash, each in exchange for 50% ownership in the Partnership. In addition, each partner contributed $2,000,000 in cash to the working capital of the Partnership. A $20,000,000 special distribution was made to Dakota after capitalization of the Partnership in accordance with the terms of the Partnership agreement. The ownership interest acquired by each partner was based on the value of the assets contributed to the Partnership.

            Also on December 21, 1994, the Company entered into an operating agreement with the Partnership and Dakota to manage the combined operations of the two hospitals. Under the terms of the Partnership agreement, the Company is obligated to advance funds to the Partnership to cover any and all operating deficits of the Partnership. The Company will receive 55% of the net income and distributable cash flow ("DCF") of the Partnership until such time as it has recovered on a cumulative basis an additional $10,000,000 of DCF in the form of an "excess" distribution. The Company accounts for its investment in DHHS under the equity method. DHHS began operations on December 31, 1994.

            The Partnership is administered by a Governing Board comprised of six members appointed by Dakota, three members appointed by the Company and three members appointed by mutual consent of the Dakota members and the Company members. Certain Governing Board actions require the majority approval of each of the Company members and Dakota members. Because the partners through the Partnership agreement have delegated management of the Partnership to the Company through the operating agreement, the authority of the Governing Board is limited.

            From the 19th month after the commencement of the Partnership, Dakota has the right to require the Company to purchase its Partnership interest free of debt or liens for a cash purchase price equal to 5.5 times earnings before depreciation, interest, income taxes and amortization less Dakota's pro-rata share of the Partnership's long-term debt. From the 37th month after the commencement of the Partnership, the purchase price for Dakota's Partnership interest shall not be less than $50,000,000. After receipt of written notice of Dakota's intent to sell its Partnership interest, the Company would have 12 months to complete the purchase. Should the Company not complete the purchase during this period, Dakota would have the right to, among others, (i) terminate the operating agreement and engage an outside party to manage the hospital, (ii) replace the Company's designees to the Governing Board and (iii) enter into a fair market value transaction to sell substantially all of the Partnership's assets. The Company would likely finance the purchase through bank or other borrowings.

         The Pro Forma Combining Financial Statements should be read in conjunction with the Company's consolidated financial statements for the year ended December 31, 1994, included in the Company's Annual Report on Form 10K, as amended, the Company's condensed consolidated financial statements for the quarter ended March 31, 1995 (unaudited), included in the Company's Quarterly Report on Form 10-Q, as amended, and Dakota's financial statements for the years ended September 31, 1994 and 1993 and for the quarter ended December 31, 1994 (unaudited), included in the Company's report on Form 8-K/A, Amendment No. 2, dated December 21, 1994.

         The Pro Forma Combining Financial Statements are presented for comparative purposes only and are not intended to be indicative of actual results had the transactions occurred as of the dates indicated above, nor do they purport to indicate results which may be attained in the future.

                  CHAMPION COMBINED COMPANY AND DAKOTA HOSPITAL
                      PRO FORMA COMBINING INCOME STATEMENT
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994
                       (Thousands, except per share data)


                                                       Champion
                                                       Combined     Pro Forma                   Pro Forma
                                                       Company     Adjustments       Reference   Combined
                                                       -------     -----------       ---------   --------
Total revenue                                         $ 121,803     $    (558)           (1)    $  91,255
                                                                      (29,990)           (2)

Expenses:
    Salaries and benefits                                47,961       (10,434)           (2)       37,527
    Supplies                                             13,517        (3,787)           (2)        9,730
    Other operating expenses                             33,902        (8,176)           (2)       25,726
    Provision for bad debts                              10,096          (689)           (2)        9,407
    Interest                                              7,421           (28)           (2)        7,393
    Depreciation and amortization                         5,959          (489)           (2)        5,470
    Equity in earnings of DHHS                             --          (4,558)           (3)       (4,558)
                                                      ---------     ---------                   ---------
        Total expenses                                  118,856       (28,161)                     90,695
                                                      ---------     ---------                   ---------
        Operating income                                  2,947        (2,387)                        560

Minority interest                                          (164)                                     (164)
                                                      ---------     ---------                   ---------
        Income before taxes                               2,783        (2,387)                        396

(Provision) benefit for income taxes                        (73)          945            (5)          872
                                                      ---------     ---------                   ---------
        Income from continuing operations                 2,710        (1,442)                      1,268


Adjustments to arrive at income applicable to
    common stock                                         (3,795)                                   (3,795)
                                                      ---------     ---------                   ---------
       Loss from continuing operations
           applicable to common stock                 $  (1,085)    $  (1,442)                  $  (2,527)
                                                      =========     =========                   =========
       Loss from continuing operations per
           common and common equivalent share         $   (0.25)                                $   (0.59)
                                                      =========                                 =========
Shares used in loss from continuing operations per
  common and common equivalent share
  computation (in thousands):                             4,260                                     4,260
                                                      =========                                 =========

See notes to pro forma combining financial statements (Champion Combined Company and Dakota Hospital).

                  CHAMPION COMBINED COMPANY AND DAKOTA HOSPITAL
                      PRO FORMA COMBINING INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                       (Thousands, except per share data)


                                                  Champion
                                                  Combined      Pro Forma                      Pro Forma
                                                  Company      Adjustments        Reference    Combined
                                                  -------      -----------        ---------    --------
Total revenue                                     $ 160,796     $ (39,182)           (2)       $ 121,614

Expenses:
    Salaries and benefits                            67,675       (14,944)           (2)          52,731
    Supplies                                         25,252        (5,411)           (2)          19,841
    Other operating expenses                         39,144        (9,072)           (2)          30,072
    Provision for bad debts                          11,477        (1,541)           (2)           9,936
    Interest                                          7,221         2,143           (2)(4)         9,364
    Depreciation and amortization                     8,568          (577)           (2)           7,991
    Equity in earnings of DHHS                         --          (3,908)           (3)          (3,908)
    Asset write-off                                  15,456          --                           15,456
                                                  ---------     ---------                      ---------
        Total expenses                              174,793       (33,310)                       141,483
                                                  ---------     ---------                      ---------
        Operating loss                              (13,997)       (5,872)                       (19,869)
Minority interest                                      (234)                                        (234)
                                                  ---------     ---------                      ---------
       Loss before taxes                            (14,231)       (5,872)                       (20,103)

(Provision) benefit for income taxes                 (1,289)        2,009            (5)             720
                                                  ---------     ---------                      ---------
        Loss from continuing operations             (15,520)       (3,863)                       (19,383)

Adjustments to arrive at loss applicable to
    common stock                                     (2,036)                                      (2,036)
                                                  ---------     ---------                      ---------

       Loss from continuing operations
           applicable to common stock             $ (17,556)    $  (3,863)                     $ (21,419)
                                                  =========     =========                      =========

       Loss from continuing operations per
           common and common equivalent share     $   (4.24)                                   $   (5.18)
                                                  =========                                    =========
Shares used in loss from continuing operations
    per common and common equivalent share
    computation (in thousands):                       4,136                                        4,136
                                                  =========                                    =========

See notes to pro forma combining financial statements (Champion Combined Company and Dakota Hospital).

                 CHAMPION COMBINED COMPANY AND DAKOTA HOSPITAL
                       PRO FORMA COMBINING BALANCE SHEET
                               SEPTEMBER 30, 1994
                             (Dollars in thousands)


                                           Champion
                                           Combined                  Pro Forma                          Pro Forma
                                           Company                  Adjustments     Reference           Combined
                                           -------                  -----------     ---------           --------
ASSETS:

CURRENT ASSETS:
  Cash and cash equivalents                $ 47,061                  $(22,250)          (6)             $ 24,811
  Restricted cash                               201                                                          201
  Accounts receivable, net                   28,173                    (7,208)          (7)               20,965
  Supplies inventory                          2,400                      (452)          (7)                1,948
  Other                                       7,602                      (834)          (7)                6,768
                                           --------                  --------                           --------
    TOTAL CURRENT ASSETS                     85,437                   (30,744)                            54,693

PROPERTY AND EQUIPMENT, net                  85,953                    (9,564)                            76,389

OTHER ASSETS:
  Trusteed funds                              1,247                                                        1,247
  Deferred charges                            4,051                                                        4,051
  Goodwill                                    5,900                                                        5,900
  Investment in DHHS                             --                    37,400           (7)               37,400
  Other                                       5,863                      (300)          (7)                5,563
                                           --------                  --------                           --------

    TOTAL ASSETS                           $188,451                  $ (3,208)                          $185,243
                                           ========                  ========                           ========
LIABILITIES AND
  SHAREHOLDERS' EQUITY:

CURRENT LIABILITIES:
  Current portion of debt and capital
      lease obligations                    $  4,507                  $   (136)          (7)             $  4,371
  Accounts payable                            8,959                    (1,361)          (7)                7,598
  Other current liabilities                   8,301                    (1,586)          (7)                6,715
                                           --------                  --------                           --------

    TOTAL CURRENT LIABILITIES                21,767                    (3,083)                            18,684

DEBT AND CAPITAL LEASE
  OBLIGATIONS                                91,290                      (125)          (7)               91,165

OTHER LONG-TERM LIABILITIES                  10,174                                                       10,174

REDEEMABLE PREFERRED STOCK                   65,177                                                       65,177

SHAREHOLDERS' EQUITY:
  Common Stock                                   45                                                           45
  Additional paid-in capital                 16,563                                                       16,563
  Retained (deficit)/fund balance           (16,565)                                                     (16,565)
                                           --------                  --------                           --------

    TOTAL SHAREHOLDERS'
      EQUITY                                     43                                                           43
                                           --------                  --------                           --------

    TOTAL LIABILITIES AND
      SHAREHOLDERS' EQUITY                 $188,451                  $ (3,208)                          $185,243
                                           ========                  ========                           ========


See notes to pro forma combining financial statements (Champion Combined Company and Dakota Hospital).

                CHAMPION COMBINED COMPANY AND DAKOTA HOSPITAL
              NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS

         The following is a summary of the pro forma adjustments by line item.

    Reference to Notes to
     Pro Forma Financial
         Statements           Explanations
    ---------------------     --------------------------------------------------

            (1) To reflect a decrease in interest earnings for the pro forma decrease in cash. This adjustment assumes the Company's $20,000,000 capital contribution to the Partnership and its $2,000,000 contribution to Partnership working capital were made from available cash at January 1, 1994. Interest earnings are computed at 3.38%, the Company's average investment rate for the period. Revenue for the period ended December 31, 1993 did not include interest revenue; therefore, a pro forma reduction in interest earnings is not needed for such period.

            (2) To remove the historical operating results of HMC for the nine months ended September 30, 1994, and the year ended December 31, 1993.

            (3) The Company is entitled to 55% of the first $100 million in net income of the Partnership, after which net income will be allocated on a 50/50 basis. The following represents the income allocation.

                                                                       September 30,    December 31,
                                                                           1994             1993
                                                                           ----             ----
                                Dakota operating income (loss)            $  214          $  (855)

                                Pro forma adjustments to Dakota
                                   operating income (loss)(a)              1,686              382
                                                                          ------          -------
                                Dakota pro forma operating income
                                   (loss) attributable to the
                                   Partnership                             1,900             (473)

                                Heartland Medical Center operating
                                   income attributable to the
                                   Partnership                             6,387            7,580
                                                                          ------          -------
                                Pro forma Partnership operating income     8,287            7,107

                                Company's equity participation in the
                                   pro forma earnings of DHHS                 55%              55%
                                                                          ------          -------
                                Company's equity in the pro forma
                                   earnings of DHHS                       $4,558          $ 3,908
                                                                          ======          =======

                                (a) To remove interest expense associated with debt not contributed to the Partnership and gains on investments not contributed to the Partnership. The pro forma adjustment to interest expense was approximately $1,708,000 and $1,591,000, respectively, for the nine months ended September 30, 1994 and the year ended December 31, 1993. The pro forma adjustment to gains on investment was approximately $22,000 and $1,209,000, respectively, for the comparable periods.

            (4) To reflect a pro forma increase in interest expense of approximately $2,000,000. The pro forma results for the year ended December 31, 1993, assume the funds required to fund the Company's $20,000,000 capital contribution to the Partnership and its $2,000,000 contribution to the Partnership's working capital were obtained at 10%, the Company's borrowing rate under its prior Senior Subordinated Notes at January 1, 1993.

            (5) To reflect the pro forma benefit for income taxes due to the inclusion of the acquired operations and the pro forma allocation of HMC operating income to the Dakota partner.

                  CHAMPION COMBINED COMPANY AND DAKOTA HOSPITAL
                NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS

         The following is a summary of the pro forma adjustments by line item.


    Reference to Notes to
     Pro Forma Financial
         Statements           Explanations
    ---------------------     --------------------------------------------------

            (6) To record the Company's $20,000,000 capital contribution to the Partnership and its $2,000,000 contribution to the Partnership's working capital. The Company also incurred approximately $250,000 in costs associated with the Partnership's formation.

            (7) To remove HMC assets and liabilities contributed to DHHS.

                   PRO FORMA COMBINED SELECTED FINANCIAL DATA

                  CHAMPION COMBINED GROUP AND AMERIHEALTH, INC.
                               (COMBINED COMPANY)
                    PRO FORMA COMBINING FINANCIAL STATEMENTS

         The following Pro Forma Combining Balance Sheet as of September 30, 1994 and Pro Forma Combining Income Statements for the nine months ended September 30, 1994 and for the year ended December 31, 1993, illustrate the effect of the merger (the "Merger") of Champion Healthcare Corporation, a Texas Corporation, ("Old Champion") with AmeriHealth, Inc. on December 6, 1994. The Pro Forma Combining Balance Sheet assumes that the Merger occurred on September 30, 1994, and the Pro Forma Combining Income Statements assume that the Merger occurred on January 1, 1993.

         In connection with the consummation of the Merger, holders of the AmeriHealth ("AHH") Common Stock received one share of Combined Company Common Stock for each 5.70358 shares of AHH Common Stock and cash in lieu of fractional shares. Holders of AHH Series B Preferred Stock not converted into AHH Common Stock received cash equal to the redemption price of such shares plus accrued dividends. Such shares were then canceled in connection with the Merger. Also, in connection with the Merger, the Combined Company issued shares of the Combined Company Common Stock and issued five new series of preferred stock of the Combined Company to the Old Champion shareholders in exchange for their Old Champion Common and Preferred Stock.

         AHH declared and paid dividends on the AHH Common Stock and AHH Series B Preferred Stock as follows: (a) to holders of record of the AHH Common Stock at the close of business on the business day immediately preceding the date of consummation of the Merger in the amount of 8 1/2 cents ($0.085) per share; and
(b) to holders of record of the AHH Series B Preferred Stock immediately prior to consummation of the Merger in the amount of $21.72 per share. The foregoing dividend payments were conditioned upon consummation of the Merger.

         The Merger was accounted for as a purchase transaction. For accounting purposes, the Company was deemed to be the surviving entity of the Merger with the name of the Combined Company changed to Champion Healthcare Corporation, a Delaware Corporation.

         These Pro Forma Combining Financial Statements should be read in conjunction with the Company's consolidated financial statements for the year ended December 31, 1994, included in the Company's Annual Report on Form 10K, as amended, the Company's condensed consolidated financial statements for the quarter ended March 31, 1995 (unaudited), included in the Company's Quarterly Report on Form 10-Q, as amended, the historical financial statements of AmeriHealth, Inc. included in the definitive Proxy Statement of AmeriHealth, Inc., dated November 11, 1994, the AmeriHealth, Inc. Form 10-Q for the nine months ended September 30, 1994 (unaudited), and elsewhere herein.

         The Pro Forma Combining Financial Statements are presented for comparative purposes only and are not intended to be indicative of actual results had the transactions occurred as of the dates indicated above, nor do they purport to indicate results which may be attained in the future.

                  CHAMPION COMBINED GROUP AND AMERIHEALTH, INC.
                      PRO FORMA COMBINING INCOME STATEMENT
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994
                       (THOUSANDS, EXCEPT PER SHARE DATA)

                                                      Champion
                                                      Combined                     Pro Forma                      Pro Forma
                                                        Group       AmeriHealth   Adjustments       Reference     Combined
                                                        ----        -----------   -----------       ---------     --------

Total revenue                                         $ 89,739       $ 32,270       $   (206)           (1)       $121,803

Expenses:
    Salaries and benefits                               35,065         12,896                                       47,961
    Supplies                                             9,163          4,354                                       13,517
    Other operating expenses                            25,130          8,772                                       33,902
    Provision for bad debts                              7,646          2,450                                       10,096
    Interest                                             6,600          1,335           (514)           (2)          7,421
    Depreciation and amortization                        3,597          1,543            819            (3)          5,959
                                                      --------       --------       --------                      --------

        Total expenses                                  87,201         31,350            305                       118,856
                                                      --------       --------       --------                      --------
        Operating income                                 2,538            920           (511)                        2,947
Minority interest                                                        (164)                                        (164)
                                                      --------       --------       --------                      --------
        Income before taxes                              2,538            756           (511)                        2,783

Benefit (provision) for income taxes                        32           (274)           169            (4)            (73)
                                                      --------       --------       --------                      --------
        Income from continuing operations                2,570            482           (342)                        2,710


Adjustments to arrive at (loss) income from
    continuing operations applicable to common
    stock                                               (3,795)           (82)            82            (6)       (3,795)
                                                      --------       --------       --------                      --------

       Net (loss) income from continuing
           operations applicable to common stock      $ (1,225)      $    400       $   (260)                     $ (1,085)
                                                      ========       ========       ========                      ========


       (Loss) income from continuing
           operations per common and common
           equivalent share                           $  (1.01)      $   0.03                                     $   (0.25)
                                                      ========       ========                                      =======

Shares used in (loss) income from continuing
    operations per common and common equivalent
    share computation (in thousands):                    1,209         14,098        (11,047)           (7)        4,260
                                                      ========       ========       ========                       =======



See notes to pro forma combining financial statements (Champion Combined Group and AmeriHealth, Inc.).

                  CHAMPION COMBINED GROUP AND AMERIHEALTH, INC.
                      PRO FORMA COMBINING INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                       (Thousands, except per share data)

                                                 Champion
                                                 Combined                  Pro Forma                Pro Forma
                                                   Group     AmeriHealth  Adjustments   Reference    Combined
                                                 ---------   -----------  -----------   ---------   ---------
Total revenues                                   $ 116,499    $  44,297                             $ 160,796

Expenses:
    Salaries and benefits                           49,512       18,163                                67,675
    Supplies                                        18,887        6,365                                25,252
    Other operating expenses                        26,628       12,516                                39,144
    Provision for bad debts                          8,596        2,881                                11,477
    Interest                                         5,315        1,707    $     199       (2)          7,221
    Depreciation and amortization                    5,276        2,200        1,092       (3)          8,568
    Asset write-off                                 15,456           --                                15,456
                                                 ---------    ---------    ---------                ---------

        Total expenses                             129,670       43,832        1,291                  174,793
                                                 ---------    ---------    ---------                ---------

        Operating (loss) income                    (13,171)         465       (1,291)                 (13,997)
Minority interest                                       --         (234)                                 (234)
                                                 ---------    ---------    ---------                ---------
       (Loss) income before taxes                  (13,171)         231       (1,291)                 (14,231)

Provision for income taxes                             (30)      (1,327)          68     (4)(5)        (1,289)
                                                 ---------    ---------    ---------                ---------
        Loss from continuing operations            (13,201)      (1,096)      (1,223)                 (15,520)

Adjustments to arrive at loss from continuing
    operations applicable to common stock           (2,036)        (353)         353       (6)         (2,036)
                                                 ---------    ---------    ---------                ---------

       Loss from continuing operations
           applicable to common stock            $ (15,237)   $  (1,449)   $    (870)               $ (17,556)
                                                 =========    =========    =========                =========

       Loss from continuing operations per
           common and common equivalent share    $  (13.58)   $   (0.11)                            $   (4.24)
                                                 =========    =========                             =========

Shares used in loss from continuing operations
    per common and common equivalent share
    computation (in thousands):                      1,122       13,188      (10,174)      (7)          4,136
                                                 =========    =========    =========                =========


See notes to pro forma combining financial statements (Champion Combined Group and AmeriHealth, Inc.).

                  CHAMPION COMBINED GROUP AND AMERIHEALTH, INC.
                        PRO FORMA COMBINING BALANCE SHEET
                               SEPTEMBER 30, 1994
                             (Dollars in thousands)


                                             Champion
                                             Combined                   Pro Forma                 Pro Forma
                                               Group    AmeriHealth    Adjustments   Reference     Combined
                                             --------   -----------    -----------   ---------    ---------
   ASSETS:

   CURRENT ASSETS:
       Cash and cash equivalents             $ 58,218     $ 1,981       $(11,629)       (8)       $ 47,061
                                                                          (1,509)       (9)
       Restricted cash                             --         649           (448)       (8)            201
       Accounts receivable, net                22,117       6,056                                   28,173
       Supplies inventory                       1,496         904                                    2,400
       Other                                    3,314       2,617          1,671        (11)         7,602
                                             --------     -------       --------                  --------

         TOTAL CURRENT ASSETS                  85,145      12,207        (11,915)                   85,437

   PROPERTY AND EQUIPMENT, net                 48,601      18,796         18,556        (11)        85,953

   OTHER ASSETS:
     Trusteed funds                                --       1,247                                    1,247
     Deferred charges                           4,051          --                                    4,051
     Goodwill                                   5,900          --                                    5,900
     Other                                      5,067         796                                    5,863
                                             --------     -------       --------                  --------

         TOTAL ASSETS                        $148,764     $33,046       $  6,641                  $188,451
                                             ========     =======       ========                  ========

   LIABILITIES AND
     SHAREHOLDERS' EQUITY:

   CURRENT LIABILITIES:
       Current portion of debt and
           capital lease obligations         $  3,402     $ 9,621       $(8,516)        (8)       $  4,507
       Accounts payable                         6,802       2,157                                    8,959
       Other current liabilities                5,807       2,494                                    8,301
                                             --------     -------       --------                  --------

         TOTAL CURRENT LIABILITIES             16,011      14,272        (8,516)                    21,767

   DEBT AND CAPITAL LEASE
     OBLIGATIONS                               80,505      10,785                                   91,290

   OTHER LONG-TERM LIABILITIES                  3,485       1,284          5,405        (11)        10,174

   REDEEMABLE PREFERRED STOCK                  65,177                                               65,177

   SHAREHOLDERS' EQUITY:
       Series B Preferred Stock                    --         812           (812)     (10)(11)          --
       Common Stock                               151         167           (273)       (11)            45
       Additional paid-in capital                  --       8,728          9,344        (11)        16,563
                                                                          (1,509)       (9)

       Retained deficit                       (16,565)     (3,002)         3,002        (11)       (16,565)
                                             --------     -------       --------                  --------

         TOTAL SHAREHOLDERS'
           EQUITY                             (16,414)      6,705          9,752                        43
                                             --------     -------       --------                  --------

         TOTAL LIABILITIES AND
           SHAREHOLDERS' EQUITY              $148,764     $33,046       $  6,641                  $188,451
                                             ========     =======       ========                  ========


See notes to pro forma combining financial statements (Champion Combined Group and AmeriHealth, Inc.).

                  CHAMPION COMBINED GROUP AND AMERIHEALTH, INC.
                NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS

         The following is a summary of the pro forma adjustments by line item.

 Reference to Notes to Pro
      Forma Financial
        Statements              Explanations
 -------------------------      -----------------------------------------------
            (1)                 To reflect a decrease in interest earnings for
                                the pro forma decrease in cash. This adjustment assumes the $8,516,000 loan held by the Resolution Trust Corporation (the "RTC Loan") was retired from available cash at January 1, 1994, net of a discount of approximately
                                $384,000 obtained by the Company concurrent with the Merger. Interest earnings are computed at 3.38%, the Company's average investment rate for the period. Revenue for the period ended
                                December 31, 1993 did not include interest revenue; therefore, a pro forma reduction in interest earnings is not needed for such period.

            (2) Concurrent with the Merger, the Company retired the RTC Loan from available funds. The Pro Forma Combining Income Statement for the nine months ended September 30, 1994 assumes the Company retired the RTC Loan ($8,516,000 principle amount net of a discount of approximately $384,000) from funds that became available as a result of the Company's December 31, 1993 issuance of Series D Preferred Stock and related 11% Senior Subordinated Notes. The pro forma results for the year ended December 31, 1993 assume the funds to retire the RTC Loan were obtained at 10%, the Company's borrowing rate under its prior Senior Subordinated Notes at January 1, 1993.

            (3) To adjust depreciation expense based upon the step up in basis for the depreciable assets of AHH. The acquired assets are estimated to have an average remaining useful life of approximately 17 years based upon management's assumption that a hospital's depreciable assets consist of approximately 50% buildings with a 30 year life and 50% equipment with a five year life.

            (4) To reflect the pro forma provision for income taxes due to the inclusion of the acquired operations. For the purposes of the pro forma provision for income taxes, loss carryovers of the Company can be utilized to reduce the provision for income taxes.

            (5) AHH's tax provision includes a valuation allowance of approximately $1,234,000 recognized by AHH in 1993 to offset tax assets related to operating loss and tax credit carryforwards, net of reversing deferred tax credits. The valuation allowance was recognized as a result of the RTC's decision not to extend the maturity of AHH's debt. This change in circumstance raised substantial doubt about AHH's ability to realize the deferred tax assets recorded as a result of the AHH's adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

            (6) To reverse the dividend requirement on the AHH's Series B Preferred Stock. For pro forma purposes, 28,100 AHH Series B shares are assumed to be converted into Combined Company Common Stock in connection with the consummation of the Merger with the remaining 1,000 shares of AHH Series B redeemed at a redemption price of $25.50 per share plus accrued dividends of $21.72 per share.

                  CHAMPION COMBINED GROUP AND AMERIHEALTH, INC.
                NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS

 Reference to Notes to Pro
     Forma Financial
        Statements              Explanations
 -------------------------      -----------------------------------------------
            (7)                 To adjust common and common equivalent shares
                                used to calculate income (loss) from continuing operations per share. The pro forma adjustment reflects the following events:

                                (a) The exchange of each 5.70358 shares of the AHH common and common equivalent shares into one share of the Combined Company Common Stock. At September 30, 1994, AHH's common and common equivalent shares would have decreased from 14,098,000 shares to 2,472,000 common and common equivalent shares of the Combined Company Common Stock, and at December 31, 1993, AHH's common and common equivalent shares would have decreased from 13,188,000 shares to 2,312,000 common and common equivalent shares of the Combined Company Common Stock.

                                (b) The Company purchased 880,000 shares of the AHH's Common Stock in a private transaction. In connection with the Merger, these shares were retired, resulting in a reduction of 154,000 shares of Combined Company Common Stock that would have otherwise been issued.

                                The common shareholders of the Old Champion received one share of the Combined Company Common Stock for each share of Old Champion Common Stock outstanding prior to the merger. The preferred shareholders of the Old Champion received one share of Combined Company Preferred Stock for each share of Old Champion Preferred Stock outstanding prior to the merger. Therefore, the Company's common equivalent shares at September 30, 1994 and December 31, 1993 are not adjusted as a result of the Merger.

                                Additionally, AHH Series B Preferred Stock outstanding of 29,100 and 98,000 shares convertible into 1,455,000 and 4,900,000 common shares at September 30, 1994 and December 31, 1993, respectively, were not used in the historical equivalent share computation due to the anti-dilutive effect of such inclusion. The Pro Forma Combining Income Statement reflects the exchange of all but 1,000 shares of AHH Series B Preferred Stock for AHH Common Stock before the Merger was consummated. Therefore, based on the outstanding shares listed above, AHH Series B Preferred Stock will exchange into 246,000 shares and 850,000 shares of Combined Company Common Stock at September 30, 1994 and December 31, 1993, respectively.

                                The following table summarizes the adjustments to shares used in the calculation of income
                                (loss) from continuing operations per common and common equivalent share:

                                                                                   September 30,     December 31,
                                                                                       1994              1993
                                                                                   -------------     ------------
                                 Adjustment to AHH's common and common
                                   equivalent shares for the exchange
                                   ratio (a)                                           11,626            10,876

                                 AHH common shares canceled (b)                          (726)             (726)

                                 Dilutive effect of shares of AHH Common Stock
                                     issued in exchange for shares of AHH Series
                                     B Preferred Stock during the period and AHH
                                     Series B Preferred Shares canceled in
                                     connection with the Merger.                          147                24
                                                                                     --------          --------
                                                                                       11,047            10,174
                                                                                     ========          ========

                  CHAMPION COMBINED GROUP AND AMERIHEALTH, INC.
                NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS

 Reference to Notes to Pro
     Forma Financial
        Statements              Explanations
 -------------------------      -----------------------------------------------
            (8)                 To record the following cash payments in
                                connection with the merger:

                                Payment for stock purchase                                      $   660
                                Retirement of RTC debt, net of  $384 discount
                                 (see Note 11)                                                    8,132
                                Merger expenses                                                   3,285
                                                                                                -------
                                                                                                $12,077
                                                                                                =======

            (9) To record the pro forma cash dividend paid per AHH Common and Preferred share at the consummation of the Merger based on the following shares:

                                                                                      Dividend
                                                                           Shares      Amount
                                                                           ------     --------
                                AHH Common shares outstanding on
                                  record date                              16,669      $1,417
                                AHH Preferred shares converted into
                                  Common shares (28,100 x 50)               1,405         120

                                AHH Preferred shares redeemed plus
                                  accrued dividends                            --          47
                                Less Champion owned shares                   (880)        (75)
                                                                           ------      ------
                                                                           17,194      $1,509
                                                                           ======      ======

           (10) To record the conversion of 28,100 shares of AHH Series B Preferred Stock into 1,405,000 shares of AHH Common Stock subsequent to September 30, 1994. Additionally, the pro forma reflects the subsequent redemption of the remaining 1,000 shares of AHH Series B Preferred Stock at a redemption price of $25.50 per share and the payment of accrued dividends of $21.72 per share. The pro forma entry consists of the following:

                                                                               Shares        Book Value
                                                                               ------        ----------
                                AHH Series B Preferred Stock converted into
                                  Common Stock subsequent to
                                  September 30, 1994                               28           $   765
                                Redemption of AHH Series B Preferred Stock
                                  plus accrued dividends                            1                47
                                                                                -----           -------
                                Total                                              29           $   812
                                                                                =====           =======

           (11) To record the Merger using the purchase method of accounting, including the adjustment of the AHH's balance sheet to reflect the estimated fair market value of its property based on $0.9375 per share market price of AHH Common Stock as of the Merger Agreement date. The Merger Agreement does not specify the AHH Common Stock market price to be used in the calculation of the purchase price. The purchase price allocation reflected in these pro forma financial statements is based upon independent appraisals of AHH's facilities obtained by AHH's management prior to the Merger. For purposes of allocation of the acquisition costs among the various assets acquired, the Combined Company has allocated the excess acquisition cost over the carrying value of the acquired assets to property, plant and equipment. Management does not expect the final allocation of acquisition costs to be materially different from that assumed in the Pro Forma Combining Financial Statements.

                  CHAMPION COMBINED GROUP AND AMERIHEALTH, INC.
                NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS

 Reference to Notes to Pro
     Forma Financial
        Statements              Explanations
 -------------------------      -----------------------------------------------
           (11)                 (Continued)

                                The following table summarizes the calculation of the purchase price allocation (in thousands):

                                AmeriHealth, Inc. total common and common equivalent
                                  shares outstanding (a)                                                   19,180
                                Shares to be canceled                                                        (880)
                                                                                                        ---------
                                                                                                           18,300
                                Weighted average share price                                            $  0.9375
                                                                                                        ---------

                                Value of Common Stock                                                   $  17,156

                                Less proceeds from options assumed exercised                                 (699)

                                Plus cash paid for stock purchase                                             660
                                                                                                        ---------
                                                                                                           17,117

                                Plus:    estimated merger expenses                                          3,285
                                         long-term deferred tax liability recorded as a result of
                                          the merger                                                        5,405
                                Less:    short-term deferred tax asset recorded as a result of
                                          the merger                                                       (1,671)
                                         discount on RTC Loan                                                (384)
                                Less:    AmeriHealth, Inc. equity                        (6,705)
                                         Cash paid to redeem AHH Series B
                                          Preferred Stock and related accrued
                                          interest (See Note 9)                              47
                                         Cash dividend paid per AHH Common
                                          Stock share (See Note 9)                        1,462
                                                                                         ------

                                         Net AmeriHealth, Inc. equity                                      (5,196)
                                                                                                        ---------
                                         Total purchase price allocated to property &
                                           equipment                                                    $  18,556
                                                                                                        =========

                                (a) AmeriHealth, Inc. total common and common equivalent shares consist of the following components as of September 30, 1994:

                                         Common shares outstanding                                         16,669
                                         Conversion of Series B Preferred Stock (29,100
                                           shares outstanding, 28,100 converted)                            1,405
                                         Options assumed exercised                                          1,106
                                                                                                        ---------
                                         AmeriHealth, Inc. total common and common
                                           equivalent shares outstanding                                   19,180
                                                                                                        =========

                             CHAMPION COMBINED GROUP

                    PRO FORMA COMBINING FINANCIAL STATEMENTS

         The following Pro Forma Combining Balance Sheet as of September 30, 1994 and the Pro Forma Combining Income Statements for the nine months ended September 30, 1994 and the year ended December 31, 1993 illustrate the effect of the acquisition by the Company of Psychiatric Healthcare Corporation ("PHC") on October 21, 1994. The Pro Forma Combining Balance Sheet assumes that the PHC acquisition occurred on September 30, 1994 and the Pro Forma Combining Income Statements assume that the PHC acquisition occurred at the beginning of the earliest period presented and that the Company's acquisition of Midland Physicians and Surgeons Hospital, Inc. ("MPS") on May 1, 1993 had occurred as of January 1, 1993. Additionally, the Pro Forma Combining Income Statement for the year ended December 31, 1993 assumes that PHC's acquisition of two psychiatric facilities on April 13, 1993, had occurred as of January 1, 1993.

         The Company acquired the two operating and one closed psychiatric hospitals of PHC by merger of PHC with and into a wholly-owned subsidiary of the Company. The PHC acquisition was accounted for as a purchase transaction. Total consideration issued to the PHC shareholders was approximately $12,000,000 (including a "contingent" consideration feature of up to $2,000,000) through the issuance of a combination of Company Series D Preferred Stock and 11% Senior Subordinated Notes with detachable Warrants and the assumption of $14,784,000 of long-term debt. The contingent consideration will be issued if within the next two years PHC receives up to $2,000,000 in payments from some combination of the sale of the Sherman, Texas facility, the resolution of a Medicaid lawsuit against the State of Missouri or the receipt by the Louisiana facility of more than $500,000 in specified Medicaid and indigent payments. In March 1995, the Company sold the Texas facility for approximately $1,300,000 to an unrelated third party; accordingly, the Company expects to issue additional preferred stock, notes and detachable warrants as required under the PHC purchase agreement. Based on a preliminary allocation of the purchase price, approximately $5,900,000 in excess purchase price has been assigned to goodwill, which the Company will amortize over a period of 20 years.

         These Pro Forma Combining Financial Statements should be read in conjunction with the historical financial statements of PHC, MPS and the Company included in the definitive Proxy Statement of AmeriHealth, Inc., date November 11, 1994 and PHC's condensed consolidated financial statements for the nine months ended September 30, 1994 (unaudited), included in the Company's report on Form 8-K/A, Amendment No. 1, dated December 6, 1994.

         The Pro Forma Combining Financial Statements are presented for comparative purposes only and are not intended to be indicative of actual results had the transaction occurred as of the dates indicated above, nor do they purport to indicate results which may be attained in the future.

     CHAMPION HEALTHCARE CORPORATION AND PSYCHIATRIC HEALTHCARE CORPORATION
                      PRO FORMA COMBINING INCOME STATEMENT
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994
                       (Thousands, except per share data)

                                                                      Pro Forma                  Pro Forma
                                          Champion    Psychiatric    Adjustments    Reference     Combined
                                          --------    -----------    -----------    ---------    ---------
Total revenue                             $ 71,297      $18,442                                  $ 89,739

Expenses:
Salaries and benefits                       26,853        8,212                                    35,065
Supplies                                     9,163           --                                     9,163
Other operating expenses                    19,753        5,377                                    25,130
Provision for bad debts                      4,702        2,944                                     7,646
Interest                                     4,801        1,205            594         (1)          6,600
Depreciation and amortization                2,519          869            209         (2)          3,597
                                          --------      -------        -------                   --------

    Total expenses                          67,791       18,607            803                     87,201
                                          --------      -------        -------                   --------

    Income (loss) before taxes               3,506         (165)          (803)                     2,538

(Provision) benefit for income taxes          (248)          78            202         (3)             32
                                          --------      -------        -------                   --------

    Income (loss) from
      continuing operations                  3,258          (87)          (601)                     2,570

Adjustments to arrive at loss from
  continuing operations applicable
  to common stock                           (3,507)        (286)            (2)        (4)         (3,795)
                                          --------      -------        -------                   --------

    Loss from continuing
      operations applicable to
      common stock                        $   (249)     $  (373)       $  (603)                  $ (1,225)
                                          ========      =======        =======                   ========
    Loss from continuing
      operations per common
      and common equivalent
      share                               $  (0.21)                                              $  (1.01)
                                          ========                                               ========

Shares used in loss from continuing
  operations per common and
  common equivalent share
  computation (in thousands):                1,209                                                  1,209
                                          ========                                               ========




See notes to pro forma combining financial statements (Champion Healthcare Corporation, Midland Physicians and Surgeons Hospital, Inc. and Psychiatric Healthcare Corporation).

CHAMPION HEALTHCARE CORPORATION, MIDLAND PHYSICIANS AND SURGEONS HOSPITAL, INC.
                     AND PSYCHIATRIC HEALTHCARE CORPORATION
                      PRO FORMA COMBINING INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                       (Thousands, except per share data)

                                               Physicians                    PHC          Pro Forma              Pro Forma
                                    Champion   & Surgeons  Psychiatric  Acquisition(8)   Adjustments  Reference   Combined
                                    --------   ----------  -----------  -----------      -----------  ---------  ---------
                                               (4 months)                (3 months &
                                                                           13 days)

Total revenue                      $  89,832     $ 4,276     $20,058      $2,333                                 $116,499

Expenses:
Salaries and benefits                 36,698       2,034       9,486       1,294                                   49,512
Supplies                              11,641         361       6,760         125                                   18,887
Other operating expenses              24,033       1,651          --         944                                   26,628
Provision for bad debts                5,669         182       2,583         162                                    8,596
Interest                               2,725          95       1,146         390           $   959       (1)        5,315
Depreciation and
  amortization                         3,524         240         929         213               370       (2)        5,276
Asset write-down                      15,456          --          --         --                                    15,456
                                   ---------     -------     -------      ------           -------               --------

Total expenses                        99,746       4,563      20,904       3,128             1,329                129,670
                                   ---------     -------     -------      ------           -------               --------

Loss before taxes                     (9,914)       (287)       (846)       (795)           (1,329)               (13,171)

(Provision) benefit for
  income taxes                        (1,009)        104         278         271               326       (3)          (30)
                                   ---------     -------     -------      ------           -------               --------

Loss from continuing
  operations                         (10,923)       (183)       (568)       (524)           (1,003)               (13,201)


Adjustments to arrive at loss
  from continuing
  operations applicable to
  common stock                        (1,652)         --        (381)         --                (3)      (4)       (2,036)
                                   ---------     -------     -------      ------           -------               --------

  Loss from continuing
    operations applicable
    to common stock                $ (12,575)    $  (183)    $  (949)     $ (524)          $(1,006)              $(15,237)
                                   =========     =======     =======      ======           =======               ========

  Loss from continuing
    operations per
    common and
    common equivalent
    share                          $  (11.21)                                                                    $ (13.58)
                                   =========                                                                     ========

Shares used in loss from
  continuing operations per
  common and common
  equivalent share
  computation (in
  thousands):                          1,122                                                                        1,122
                                   =========                                                                     ========

See notes to pro forma combining financial statements (Champion Healthcare Corporation, Midland Physicians and Surgeons Hospital, Inc. and Psychiatric Healthcare Corporation).

     CHAMPION HEALTHCARE CORPORATION AND PSYCHIATRIC HEALTHCARE CORPORATION
                       PRO FORMA COMBINING BALANCE SHEET
                               SEPTEMBER 30, 1994
                             (Dollars in thousands)

                                                                         Pro Forma              Pro Forma
                                               Champion   Psychiatric   Adjustments  Reference   Combined
                                               --------   -----------   -----------  ---------  ---------
ASSETS:

CURRENT ASSETS:
  Cash and cash equivalents                    $ 56,822     $ 1,737      $   (341)      (5)     $ 58,218
  Accounts receivable, net                       18,237       3,880                               22,117
  Supplies inventory                              1,428          68                                1,496
  Other                                           2,703         611                                3,314
                                               --------     -------      --------               --------
    TOTAL CURRENT ASSETS                         79,190       6,296          (341)                85,145

PROPERTY AND EQUIPMENT, net                      32,792      12,432         3,377      (5)(6)     48,601

OTHER ASSETS:
  Deferred charges                                4,051          --                                4,051
  Goodwill                                           --                     5,900       (5)        5,900
  Other                                           2,607       1,160         1,300      (5)(6)      5,067
                                               --------     -------      --------               --------

    TOTAL ASSETS                               $118,640     $19,888      $ 10,236               $148,764
                                               ========     =======      ========               ========

LIABILITIES AND SHAREHOLDERS'
 EQUITY:

CURRENT LIABILITIES:
  Current portion of debt and capital lease
    obligations                                $  2,720     $13,052      $(12,370)      (7)     $  3,402
  Accounts payable                                6,002         800                                6,802
  Other current liabilities                       5,112         695                                5,807
                                               --------     -------      --------               --------

    TOTAL CURRENT LIABILITIES                    13,834      14,547       (12,370)                16,011
                                                                            1,200       (6)
                                                                            6,000       (5)
DEBT AND CAPITAL LEASE
 OBLIGATIONS                                     58,521       2,414        12,370       (7)       80,505

OTHER LONG-TERM LIABILITIES                       2,322          92         1,071       (5)        3,485

                                                                              800       (6)
                                                                            4,000       (5)
REDEEMABLE PREFERRED STOCK                       60,377       1,860        (1,860)      (5)       65,177

SHAREHOLDERS' EQUITY:
  Common Stock                                      151           1            (1)      (5)          151
  Additional paid-in capital                         --         530          (530)      (5)           --
  Retained deficit                              (16,565)        444          (444)      (5)      (16,565)
                                               --------     -------      --------               --------

    TOTAL SHAREHOLDERS' EQUITY                  (16,414)        975          (975)               (16,414)
                                               --------     -------      --------               --------

    TOTAL LIABILITIES AND
     SHAREHOLDERS' EQUITY                      $118,640     $19,888      $ 10,236               $148,764
                                               ========     =======      ========               ========


See notes to pro forma combining financial statements (Champion Healthcare Corporation, Midland Physicians and Surgeons Hospital, Inc. and Psychiatric Healthcare Corporation).

 CHAMPION HEALTHCARE CORPORATION, MIDLAND PHYSICIANS AND SURGEONS HOSPITAL, INC.
                     AND PSYCHIATRIC HEALTHCARE CORPORATION

                NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS

         The following is a summary of pro forma adjustments by line item.

    Reference to Notes to
     Pro Forma Financial
          Statements            Explanations
    ---------------------       ------------------------------------------------
            (1)                 To record interest expense on the 11% Senior
                                Subordinated Notes assumed to be issued in the acquisition of PHC and on the prior 10% Senior
                                Subordinated Notes assumed to be issued in the acquisition of MPS.

            (2) To adjust depreciation expense based upon the step up in basis for the depreciable assets of PHC. The acquired assets are assumed to have average remaining estimated useful lives of approximately 22 and 17 years for PHC and MPS, respectively. The allocation with respect to PHC was based on an independent appraisal obtained by the Company which resulted in the preliminary allocation of approximately $5,900,000 of excess purchase price to goodwill, which is being amortized on a straight line basis using a twenty year life. The allocation with respect to MPS is based on management's assumption that an acute care hospital's assets consist of 50% buildings and 50% equipment with a 30 year life and a 5 year life, respectively.

            (3) To reflect the pro forma provision for income taxes due to the inclusion of the acquired operations.

            (4) Pro forma adjustments to arrive at income applicable to common stock consist of the following:

                                                                          September 30,         December 31,
                                                                              1994                  1993
                                                                              ----                  ----

                               Dividend requirements of the Company
                                   Series D Preferred stock issued as
                                   acquisition consideration              $    (288)             $    (384)


                               Reversal of dividend requirements on
                                   PHC's Series A and Series B
                                   redeemable convertible Preferred
                                   Stock                                        286                    381
                                                                          ---------              ---------
                                                                          $      (2)             $      (3)
                                                                          =========              =========

 CHAMPION HEALTHCARE CORPORATION, MIDLAND PHYSICIANS AND SURGEONS HOSPITAL, INC.
                     AND PSYCHIATRIC HEALTHCARE CORPORATION

                NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS


    Reference to Notes to
     Pro Forma Financial
          Statements            Explanations
    ---------------------       ------------------------------------------------

            (5) To record the acquisition of PHC using the purchase method of accounting, including the adjustment of PHC's balance sheet to reflect the estimated fair market value of its property and equipment in excess of cost over fair value of identified tangible assets. The purchase price allocation reflected in the pro forma financial statements is based on an independent appraisal obtained by the Company which resulted in the preliminary allocation of approximately $5,900,000 of excess purchase price to goodwill. It is management's intention to more fully evaluate the acquired assets and, as a result, the allocation of the acquisition costs among the tangible and intangible assets acquired may change. Management does not expect the final allocation of acquisition costs to be materially different from that assumed in the Pro Forma Combining Financial Statements. The following table summarizes the calculations of the purchase price allocation:

                                Value of 11% Senior Subordinated Notes issued as
                                    consideration (including $1,200,000 in contingent
                                    consideration - See Note 7)                                       $     7,200
                                Value of the Company's redeemable Series D Preferred Stock issued as consideration (including $800,000 in contingent
                                    consideration - See Note 7)                                             4,800
                                Deferred tax liability recorded as a result of the acquisition              1,071
                                Transaction costs                                                             341
                                Less:    PHC equity                                                         ( 975)
                                         PHC redeemable preferred stock                                    (1,860)
                                                                                                      -----------
                                                                                                           10,577
                                Less purchase price allocated to property and equipment based on a preliminary independent appraisal obtained by the
                                    Company.                                                               (3,377)
                                Less purchase price allocated to assets held for sale                      (1,300)
                                                                                                      -----------
                                Purchase price allocated to goodwill                                  $     5,900
                                                                                                      ===========


            (6) To record up to an additional 44,494 shares of Series D Preferred Stock ($800,000) and $1,200,000 of 11% Senior Subordinated Notes with 35,820 detachable warrants the Company agreed to issue if, within the next two years, PHC receives up to $2 million from a combination of sale of the Texas property, a recovery from a lawsuit and certain specified Medicaid payments, and to allocate the related cost to the underlying assets. If amounts received are less than $2 million, the securities issued will be reduced proportionately. In March 1995, the Company sold the Texas facility for approximately $1,300,000 to an unrelated third party; accordingly, the Company expects to issue additional preferred stock, notes and detachable warrants as required under the PHC purchase agreement. The pro forma balance sheet reflects the reclassification of $1,300,000 allocated to the Texas facility which was held for sale and included in other assets.

 CHAMPION HEALTHCARE CORPORATION, MIDLAND PHYSICIANS AND SURGEONS HOSPITAL, INC.
                     AND PSYCHIATRIC HEALTHCARE CORPORATION

                NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS

    Reference to Notes to
     Pro Forma Financial
          Statements            Explanations
    ---------------------       ------------------------------------------------

            (7) To record the Company's pro forma assumption of PHC's $12,970,000 mortgage note payable, less the current portion of $600,000 at September 30, 1994. The PHC mortgage note payable was classified as current because there was an event of default arising from the closing of the Sherman, Texas facility. Upon completion of the PHC acquisition, the Company obtained a permanent waiver from the lender as part of the debt assumption; thus, the balance has been reclassified to non-current.

            (8) To reflect the historical operating results for the period from January 1, 1993 to April 12, 1993 of two psychiatric facilities acquired by Psychiatric Healthcare Corporation on April 13, 1993.